UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 19, 2004

                          Republic First Bancorp, Inc.

                   [REPUBLIC FIRST BANCORP, INC. LOGO OMITTED]
                   -------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Pennsylvania                  0-17007                   23-2486815
(State or other          (Commission File Number)        (I.R.S. Employer
 jurisdiction of                                          Identification
  incorporation or                                               No.)
   organization)

          1608 Walnut Street, Philadelphia, PA         19103
        (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:       (215) 735-4422


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 1.01.  Entry Into a Material Definitive Agreement.

         On October 19, 2004, the Compensation Committee of the Registrant approved a Deferred Compensation Plan (the "Plan") which will become effective as of January 1, 2005 and provides for the ability to grant incentive compensation to certain of the Registrant's senior executives and officers. Under the Plan, the Registrant will credit to a bookkeeping account for certain senior executives an amount equal to 20% of that participant's base compensation for the prior calendar year. All of such participant's and non-employee directors will also have the ability to defer any cash compensation granted.
         The vesting of the incentive compensation shall be over a three-year period, with one-third vesting at the end of each year. In addition, any unvested amounts shall become fully vested upon a change in control.
         A copy of the Plan will be attached to the Registrant's Form 10-Q for the quarter ended September 30, 2004.

--------------------------------------------------------------------------------
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Republic First Bancorp, Inc.
                                (Registrant)

October 25, 2004                By: /s/ Paul Frenkiel
                                -------------------------------
                                Name:   Paul Frenkiel
                                Title:  Chief Financial Officer